EXHIBIT 10.113


          AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
          ------------------------------------------------------------


     THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (the "Amendment") is made this 6th day of August, 2007, by and between THOR URBAN OPERATING FUND, L.P., a Delaware limited liability company ("Seller"), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser")

WITNESSETH

     A. Seller and Purchaser are parties to that certain Membership Interest Purchase and Sale Agreement dated the 19th day of July, 2007 (as amended hereby, the "Contract")") with respect to the membership interests in Thor Merritt Square LLC and Thor MS, LLC, owners of fee title to the retail shopping mall commonly known as "Merritt Square Shopping Center", as more fully described in the Contract. All capitalized terms not defined herein shall have the definitions set forth in the Contract.

     B. Seller and Purchaser desire to amend the Contract, as described in more detail below, to provide for:

          (i) a reduction of the Purchase Price from $86,000,000 to $84,000,000;

          (ii) a substitution of the Title Company for the Seller, as the holder of the Earnest Money;

          (iii) the withdrawal of certain objections to title as provided in a title objection letter from Purchaser to Seller dated July 27, 2007 (the "Title Objection Letter");

          (iv) the delivery of estoppel letters relating to certain reciprocal easement and operating agreements; and

          (v) the withdrawal of a termination notice from Purchaser to Seller dated July 30, 2007 (the "Termination Notice").

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree that the Contract is hereby amended and supplemented as follows:

     1. In Section 5 of the Summary Statement of the Contract, the amount of Eighty-Six Million Dollars ($86,000,000.00) is hereby deleted and the amount of Eighty-Four Million Dollars ($84,000,000.00) is substituted in place thereof.

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     2. Section 2(a) of the Contract is hereby amended to provide that the
Initial Earnest Money, and the additional earnest money deposit shall be held in escrow by the Title Company rather than by the Seller, in accordance with the terms of the Contract and the standard escrow agreement form utilized by the Title Company, and attached hereto as Exhibit A. Purchaser agrees to wire the additional earnest money deposit, and Seller agrees to wire the Initial Earnest Money, to the Title Company, in accordance with the wiring instructions attached to the standard escrow agreement, within one (1) business day after the full execution of this Amendment.

     3. Purchaser acknowledges and agrees that, in connection with Purchaser's objections to the Title Commitment dated June 7, 2007 (the "Title Commitment"), as provided in the Title Objection Letter, that (i) the Seller shall not be required to remove all Notices of Commencement described in Section 5, Schedule B Part I of the Title Commitment, provided Seller uses reasonable good faith efforts to do so prior to the Closing, (ii) standard exception nos. 2 and 4 shall be revised to refer to taxes and assessments which are not yet due and payable; (iii) objections to exception nos. 15, 20, 21, 24, and 28 are withdrawn by Purchaser, and (iv) the Seller shall not be required to delete any memorandums of lease which are now of record, but Seller will use reasonable efforts to remove of record memorandums of lease which relate to leases which have been terminated.

     4. Section 7(d) of the Contract is hereby deleted, and the following is substituted in place thereof:

     "7(d) "Seller shall have delivered to Purchaser estoppel certificates, addressed to Purchaser, the Company, and the holder of the Loan, from (i) Sears, Roebuck and Co. as a party to a Construction, Operation and Reciprocal Easement Agreement dated March 2, 1988 and referred to as title exception no. 22 on the title commitment for Parcel 1 attached to the Contract as Schedule 6.1, as affected by a Four Party Tie-In Agreement described in such title exception,
(ii) Macy's Florida, Inc., as a party to Operating Agreement dated March 7, 1968, and referred to as title exception no. 21 on the title commitment for Parcel 1 attached to the Contract as Schedule 6.1, as affected by a Four Party Tie-In Agreement described in such title exception, and (iii) J.B. Ivey & Company under a Construction, Operation and Reciprocal Easement Agreement dated April 26, 1982, and referred to as title exception no. 24 on the title commitment for Parcel 1 attached to the Contract as Schedule 6.1, as affected by a Four Party Tie-In Agreement described in such title exception, (collectively, the "REA"), in the form required pursuant to each such REA (the "REA Estoppels").

     5. Purchaser hereby (i) withdraws the Termination Notice, (ii) acknowledges that the Contract is presently in full force and effect and (iii) confirms that Due Diligence Period under the Contract has expired.

     6. Except as expressly set forth herein, the Contract is unmodified and in full force and effect and is hereby ratified by the parties hereto.

     7. This Amendment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.


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     8. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument. For purposes of this Amendment, a scanned executed counterpart sent by email shall constitute an original. Any party delivering an executed counterpart of this Amendment by scanned email shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity of this Amendment.

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be duly executed the day and year first above written.

SELLER:
                           THOR URBAN OPERATING FUND, L.P., a
                           Delaware limited partnership, its sole member

                           By: Thor Operating Fund L.L.C., a Delaware
                               limited liability company, its general partner

                               By: /s/ Joseph J. Sitt
                                   ------------------------------------------
                                       Joseph J. Sitt, sole member

PURCHASER:
                           GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                           By: Glimcher Properties Corporation, a Delaware
                               corporation, sole general partner

                               By: /s/ George A. Schmidt
                                   ------------------------------------------
                                       George A. Schmidt
                                       Executive Vice President
                                       Chief Investment Officer


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